SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2004

Date of Report (Date of earliest event reported)

E.DEAL.NET, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(604) 659-5005

(Registrant’s telephone number, including area code)

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

At a Board of Directors meeting held on September 24, 2004, the Company’s Board of Directors agreed to extend the expiration date of 2,500,000 currently outstanding share purchase warrants from October 17, 2004 to October 17, 2007, with all other warrant terms and conditions remaining the same.

The 2,500,000 share purchase warrants were issued as part of a $250,000 financing completed during October 2001. Of the 2,500,000 currently outstanding share purchase warrants, 780,000 warrants are held by other family members of Mr. Harmel S. Rayat. Mr. Rayat, the Company’s Secretary and Treasurer, disclaims beneficial ownership all share purchase warrants held by other family members.

SECTION 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E.DEAL.NET, INC.

/s/ Terri DuMoulin

Terri DuMoulin

President and CEO

Date: September 30, 2004